77Q
Legg Mason Partners Income Trust:
Western Asset global High Yield Bond Portfolio
Western Asset Emerging Markets Debt Portfolio


SALOMON BROTHERS INSTITUTIONAL SERIES FUNDS INC

ARTICLES OF AMENDMENT


THIS IS TO CERTIFY THAT:

FIRST:  The charter of Salomon Brothers Institutional Series
Funds Inc, a Maryland corporation (the ?Corporation?), is hereby amended by deleting existing ARTICLE II in its entirety and substituting in lieu thereof a new Article to read as follows:

?ARTICLE II

NAME

The name of the corporation (which is hereinafter called the ?Corporation?) is:

			Western Asset Funds II, Inc.?

SECOND: The charter of the Corporation is hereby further amended so that the shares of Common Stock, par value $.001 per share, classified and designated as High Yield Bond Fund and Emerging Markets Debt Fund, are re-designated as shares of Western Asset Global High Yield Bond Portfolio and Western Asset Emerging Markets Debt Portfolio, respectively.

THIRD: The foregoing amendments to the charter were approved by the Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-605(a)(1) of the Maryland General Corporation Law without action by the stockholders.

FOURTH: The foregoing amendments to the charter of the Corporation shall become effective immediately.

FIFTH: The undersigned Chairman and Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


       [SIGNATURE PAGE FOLLOWS]


IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Assistant Secretary on this ____ day of October, 2006.

ATTEST:					SALOMON BROTHERS
INSTITUTIONAL SERIES FUNDS INC


________________________		By:__________________________
Robert M. Nelson					R. Jay Gerken
Assistant Secretary		Chairman and Chief Executive Officer

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